SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006

SUB-URBAN BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-109903	47-0926492
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		ID Number)

2222 E. Washington Blvd, Suite B Los Angeles, CA 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (213) 229.2885

4251 East Melody Drive, Higley, AZ 85236
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 2 to Form 8-K
Explanatory Note

This Amendment No. 2 to Form 8-K is submitted to correct the table set forth in the section titled Security Ownership of Certain Beneficial Owners and Management, and a typographical error on the number of the Company’s shares issued in exchange for Sub-Urban’s common stock.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Agreement, (i) 31,673,363 shares of the Company’s Common Stock were issued in exchange for all 31,673,363 shares of Sub-Urban’s Common Stock, (ii) $2,734,900 face amount of the Company’s convertible promissory notes convertible into the Common Stock of the Company at a range of prices from $0.250 per share to $0.375 per share, and subject to respective conversion price adjustments, were exchanged for a like face amount of promissory notes held by the Sub-Urban Security Holders (iii) 16,822,245 Common Stock purchase warrants of the Company convertible at prices ranging from $0.140 to $0.375 per share, were exchanged on a one-for-one basis and are exercisable at the same price and terms per share as the warrants of Sub-Urban, and (iv) 7,732,698 stock options of the Company exercisable at prices ranging from $0.250 to $0.375 per share were exchanged on a one-for-one basis and are exercisable at the same price and terms per share as the stock options of Sub-Urban.

Item 5.01. Changes in Control of Registrant

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of Common Stock of the Company beneficially owned immediately following the consummation of the Merger by (1) those persons or groups who beneficially own more than 5% of the Common Stock, (2) each executive officer and directors of the Company, and (3) all directors and executive officers of the Company as a group. The information below regarding directors of the Company reflects Dina Shaheli’s resignation from the Board of Directors and the new directors of the Company having been appointed as described under “Directors and Executive Officers.” For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. The following percentage information is calculated based on 46,173,363 shares of Common Stock that were issued and outstanding immediately following the closing of the Merger. Except as indicated below, the security holders listed below possess sole voting and investment power with respect to the shares beneficially owned by that person.

The address for each listed stockholders is c/o Sub-Urban Brands, Inc., 2222 E. Washington Blvd, Suite B, Los Angeles, CA 90021.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Beneficial Ownership
Joseph Shortal — Chief Executive Officer, Director	6,442,658	13.95%
Meredith Feldman — President (1)	1,836,806	3.83%
Jack Mott — CFO, COO, Director (2)	1,695,833	3.54%
Mark Jacobs — Secretary, Treasurer, V.P. Marketing	1,495,200	3.24%
David Howitt — Director (3)	25,417	*%
John Koufis — Director (3)	25,417	*%
Kenard Gibbs — Director (3)	25,417	*%
Vision Capital (4)	5,124,674	9.99%
Donald Wilson Trust (5)	6,041,644	11.57%
James Blondell (6)	5,779,600	12.52%
John Stamatis (7)	4,514,223	8.38%
Legend/Lynn Cole	3,720,000	8.06%
CCN Worldwide	3,520,000	7.62%
Amos Varsha (8)	2,922,000	6.25%

All executive officers and directors as a group (7 people)	11,546,748	23.19%

* Percentage of beneficial ownership is less than one percent

(1) Comprised solely of shares obtainable upon exercise of vested options within 60 days. Total grant of 3,000,000 options for the purchase of common shares
(2) Comprised solely of shares obtainable upon exercise of vested options within 60 days. Total grant of 3,600,000 options for the purchase of common shares
(3) Comprised solely of shares obtainable upon exercise of vested options within 60 days. Total grant of 300,000 options for the purchase of common shares

(4) As of the Merger date, holds secured convertible notes payable, which with accrued interest are convertible into 3,018,575 shares of Common Stock. Also holds 7,500,000 warrants for the purchase of Common Stock. Both the convertible notes and warrants are contractually limited by a 9.99% beneficial ownership exercise limitation.

(5) As of the Merger date, holds secured convertible notes payable, which with accrued interest are convertible into 2,041,644 shares of Common Stock. Also holds 4,000,000 warrants for the purchase of Common Stock.

(6) A Founder of Sub-Urban Industries, and former officer. As of the Merger date, represents shares of Common Stock.

(7) As of the Merger date, holds 2,567,291 shares of Common Stock and secured convertible notes payable, which with accrued interest are convertible into 788,039 shares of Common Stock. Also holds 1,158,893 warrants for the purchase of Common Stock.

(8) May be deemed the beneficial owner of 2,922,000 shares. Beneficial ownership consists of the following: 618,000 shares of Common Stock, and 200,000 warrants for the purchase of Common Stock. In addition, Mgay, Inc., an entity controlled by Mr. Varsha, holds 1,704,000 shares of Common Stock, and 400,000 warrants for the purchase of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUB-URBAN BRANDS, INC

Date: June 26, 2006	/s/ Jack Mott
Jack Mott, Chief Financial Officer